                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CMC Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

October 18, 1996






TO THE SHAREHOLDERS OF CMC INDUSTRIES, INC.



        In connection with the Annual Meeting of Shareholders of CMC Industries, Inc. to be held on November 15, 1996, we enclose a Notice of Annual Shareholders' Meeting, a Proxy Statement, and a form of proxy.

        At the meeting, you will be asked to elect two Class III directors to serve until the Annual Meeting of Shareholders in 1999 or until their successors are duly elected and qualified, to ratify, adopt and approve the 1996 Employee Stock Purchase Plan, to ratify, adopt and approve amendments to the 1990 Equity Incentive Plan and to ratify the appointment of Price Waterhouse LLP as the Company's independent accountants and auditors for the fiscal year ending July 31, 1997. Information about these matters is contained in the enclosed Proxy Statement.

        Detailed information relating to the Company's activities and operating performance during 1996 is contained in the Annual Report to Shareholders of the Company, which is being mailed to you with this Proxy Statement, but is not a part of the proxy soliciting material. If you do not receive or have access to the 1996 Annual Report, please notify Lanny N. Lambert, Vice President and Secretary, CMC Industries, Inc., 1801 Fulton Drive, Corinth, Mississippi 38834,
(601) 287-3771.

        You are cordially invited to attend the Annual Meeting of Shareholders in person. We would appreciate your completing the enclosed form of proxy so that your shares can be voted in the event you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your form of proxy will be withheld from voting upon your request prior to balloting. We urge you to return your proxy card to us in the stamped envelope as soon as possible.

                                                Sincerely yours,



                                                Lanny N. Lambert
                                                Vice President and Secretary

                            CMC INDUSTRIES, INC.
                          4950 Patrick Henry Drive
                            Santa Clara, CA 95054

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              NOVEMBER 15, 1996

        Notice is hereby given that the Annual Meeting of Shareholders of CMC Industries, Inc. (the "Company"), will be held on November 15, 1996, at 10:00 A.M., local time, in the offices of the Company's Mississippi Operations at 1801 Fulton Drive, Corinth, Mississippi 38834, for the following purposes:

        1. To elect two (2) Class III directors to serve a three-year term or until their successors have been duly elected and qualified.

        2. To ratify, adopt and approve the Company's 1996 Employee Stock Purchase Plan, under which a total of 250,000 shares have been reserved for issuance, and which are to be increased annually on the first day of each of the Company's fiscal years during the term of the 1996 Employee Stock Purchase Plan in an amount equal to the lesser of (i) 3.5% of the total issued and outstanding shares of Common Stock calculated as of the last day of the immediately preceding Company fiscal year, or (ii) 233,197 shares.

        3. To ratify and approve amendments to the Company's 1990 Equity Incentive Plan to (i) increase the number of shares reserved for issuance thereunder, effective as of the first day of each of the Company's fiscal years during the remaining term of the 1990 Equity Incentive Plan, by 5% of the Company Common Stock outstanding on the last day of the immediately preceding fiscal year, (ii) to limit the number of shares issuable under the 1990 Equity Incentive Plan to any participant in any fiscal year of the Company to help qualify such awards as "performance-based compensation" under Internal Revenue Code
                Section 162(m), and (iii) to make various minor amendments to update and improve the 1990 Equity Incentive Plan.

        4. To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants and auditors for the fiscal year ending July 31, 1997.

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Shareholders of record at the close of business on October 8, 1996 are entitled to notice of, to attend and to vote at the Annual Shareholders' Meeting and any adjournment thereof.

                                           By Order of the Board of Directors,



                                           Lanny N. Lambert
                                           Secretary




                                  IMPORTANT

        WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE STAMPED ENVELOPE PROVIDED IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES.

                            CMC INDUSTRIES, INC.

                           PROXY STATEMENT FOR THE
                     1996 ANNUAL MEETING OF SHAREHOLDERS

                              NOVEMBER 15, 1996

               INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of CMC Industries, Inc. (the Company) for use at the Annual Meeting of Shareholders (the Annual Meeting) to be held on November 15, 1996 at 10:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the offices of the Company's Mississippi Operations at 1801 Fulton Drive, Corinth, Mississippi 38834. The Company's telephone number at that location is (601) 287-3771.

        These proxy solicitation materials and the Annual Report to Shareholders, including financial statements, were first mailed on or about October 18, 1996, to all shareholders entitled to vote at the Annual Meeting.

PURPOSES OF THE ANNUAL MEETING

        The purposes of the Annual Meeting are (i) to elect two (2) Class III directors to serve until the Annual Meeting in 1999 or until their successors are duly elected and qualified; (ii) to ratify, adopt and approve the 1996 Employee Stock Option Plan; (iii) to ratify, adopt and approve the amendments to the Company's 1990 Equity Incentive Plan (the Option Plan); (iv) to ratify the appointment of Price Waterhouse LLP as independent accountants and auditors of the Company for fiscal year 1997; and (v) to transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE AND VOTING SECURITIES

        Shareholders of record at the close of business on October 8, 1996 (Record Date) are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 6,665,946 shares of the Companys Common Stock, $.01 par value per share, were issued and outstanding. No shares of the Companys Preferred Stock, $.01 par value per share, were outstanding.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company at or before the taking of the vote at the Annual Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to CMC Industries, Inc., 1801 Fulton Drive, Corinth, Mississippi 38834, Attention: Lanny N. Lambert, Secretary, or hand-delivered to a duly authorized officer of the Company at or before the taking of the vote at the Annual Meeting.

VOTING AND SOLICITATION

        Each shareholder is entitled to one vote for each share of Common Stock owned on all matters presented at the Annual Meeting. Shareholders do not have the right to cumulate votes in the election of directors.

        The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

        When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted (i) FOR the election of the nominees for directors set forth herein; (ii) FOR the adoption of the 1996 Employee Stock Option Plan;
(iii) FOR the amendments to the 1990 Equity Incentive Plan; (iv) FOR the ratification of the appointment of Price Waterhouse LLP as independent accountants and auditors for fiscal year 1997. No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

        The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted FOR, AGAINST or WITHHELD FROM on a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the Votes Cast) with respect to such matter.

         While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

         In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

SHAREHOLDERS PROPOSALS FOR 1997 ANNUAL MEETING

        The Company currently intends to hold its 1997 Annual Meeting of Stockholders in mid-November 1997 and to mail Proxy Statements relating to such meeting in mid-October 1997. The date by which shareholder proposals must be received by the Company so that they may be considered for inclusion in the Proxy Statement and form of proxy for its 1997 Annual Meeting is July 15, 1996.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        As of September 30, 1996, the Company's records indicated that the following number of shares were beneficially owned by (i) each person known by the Company to beneficially own more than 5% of the Company's shares; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table ("Named Executive Officers"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the Company knows of no agreements among its shareholders which relate to voting or investment power of its Common Stock.

                                                    AMOUNT AND NATURE OF
        NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP (1)   PERCENT OF CLASS (1)
        ------------------------------------        ------------------------   --------------------
        5% HOLDERS:

        David S. Lee (2)                                   1,817,447                  27.3%
        4950 Patrick Henry Drive
        Santa Clara, CA  94035

        Wuthelam Industries (S) Pte Ltd (3)                  444,445                   6.7
        Liang Court Complex
        177 River Valley Road #05-01
        Singapore 0617

        Whitman Partners, L.P. (4)                           454,746                   6.7
        One Sansome Street
        San Francisco, CA 94104

        Whitman Capital, Inc. (4)                            454,746                   6.7
        One Sansome Street
        San Francisco, CA 94104

        Douglas F. Whitman (4)                               438,824                   6.5
        One Sansome Street
        San Francisco, CA 94104

        DIRECTORS AND NAMED EXECUTIVE OFFICERS:

        David S. Lee                                       1,817,447                  27.3

        Karl Chang (5)                                        82,959                   1.2

        Matthew G. Landa (6)                                  70,139                   1.0

        Andrew J. Moley (7)                                   70,139                   1.0

        Frederick W. Gibbs                                    22,000                    *

        Lanny N. Lambert (8)                                  28,613                    *

        Jack O'Rear (9)                                       31,242                    *

        Directors and Executive Officers as a group (10)   2,122,539                  30.8
        (7 persons)

______________________

* Less than 1%

(1) Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 6,665,946 shares issued and outstanding, excluding options and warrants to purchase 552,785 shares, which options and warrants are exercisable or become exercisable within 60 days of September 30, 1996. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares subject to options currently exercisable or exercisable within 60 days after September 30,1996 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(2) This amount does not include 12,500 shares of Common Stock owned by Mr. Lee's children. Mr. Lee disclaims beneficial ownership of such shares.

(3) Wuthelam Industries (S) Pte Ltd, a conglomerate with investments primarily in Asia, is privately held by Mr. Goh Cheng Liang of Singapore and his family.

(4) Based upon information supplied by the beneficial owner in a Schedule 13D filed with the Securities and Exchange Commission on May 24,
        1996, as amended by a Schedule 13D/A filed with the Securities and Exchange Commission on May 28, 1996. This amount includes 96,018 shares subject to a warrant exercisable within 60 days of September 30, 1996. Whitman Partners, L.P., Whitman Capital, Inc. and Douglas F. Whitman share voting and investment power.

(5) This amount includes 49,112 shares subject to options exercisable within 60 days of September 30, 1996.

(6) This amount includes 70,139 shares subject to options exercisable within 60 days of September 30, 1996.

(7) This amount includes 70,139 shares subject to options exercisable within 60 days of September 30, 1996.

(8) This amount includes 12,813 shares subject to options exercisable within 60 days of September 30, 1996.

(9) This amount includes 25,542 shares subject to options exercisable within 60 days of September 30, 1996.

(10) This amount included 227,745 shares subject to options exercisable within 60 days of September 30, 1996.


                      PROPOSAL 1.  ELECTION OF DIRECTORS

NOMINEES

        The Company's Board of Directors currently consists of six persons serving staggered three-year terms. Two Class III directors will be elected at the Annual Meeting for a term of three years. The Class I directors, whose terms will expire in 1997, are Mr. Frederick W. Gibbs and Mr. Ira Coron, and the Class II directors, whose terms will expire in 1998, are Mr. Matthew G. Landa and Mr. Andrew J. Moley.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two (2) nominees named below, all of whom are presently directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve a term of three years or until such directors successor has been duly elected and qualified.

VOTE REQUIRED

        The two nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors as Class III Directors. An abstention will have the same effect as a vote withheld for the election of directors, and pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED
BELOW:

                   Class III Directors (Term expiring 1999)

                                 David S. Lee
                               Charles Holloway


                       DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information regarding the directors and executive officers of the Company and its subsidiaries.


                                Position(s) with the            Director
Name                    Age     Company                         Since
----                    ---     --------------------            --------
DIRECTORS:

David S. Lee            60      Chairman of the Board           1990

Matthew G. Landa        31      President and Chief
                                Executive Officer               1995

Andrew J. Moley         32      Executive Vice President and    1995
                                Chief Financial Officer

Ira Coron               67      Director                        1996

Frederick W. Gibbs      64      Director                        1993

Charles Holloway        60      Director                        1996


EXECUTIVE OFFICERS:


Karl Chang              41      Vice President,
                                President
                                California Operations

Lanny N. Lambert        47      Vice President
                                and Secretary

Jack O'Rear             55      Vice President and
                                Chief Operating Officer,
                                President
                                Mississippi Operations

Set forth below is certain additional biographical information concerning the directors and executive officers of the Company:

        DAVID S. LEE. Mr. Lee organized the Company in July 1990 and served as its Chairman until 1993. He assumed the positions of Chairman of the Board, Acting President and Chief Executive Officer from May 1995 until November 1995 and continues to hold the position of Chairman of the Board. Mr. Lee is the Chairman of Cortelco Systems Holding Corp., a telecommunications company and serves as a director of Linear Technology Corporation, an analog semiconductor company. From 1983 to 1985, he served as a Vice President of ITT Corporation ("ITT") and as Group Executive and Chairman of its Business Information Systems Group. In 1985, Mr. Lee became President and Chairman of DTC Data Technology Corporation, a supplier of communications equipment.

        MATTHEW G. LANDA. Mr. Landa has served as a director since November 1995 and as President and Chief Executive Officer since October 1995. From 1991 to 1994, Mr. Landa served as Chief Operating Officer and a member of the Board of Directors of Silicon Valley Technology, an electronics manufacturing services firm. From 1986 to 1989, Mr. Landa worked as a consultant at Monitor Company, a strategic management consulting firm and in 1990 as an associate at Morgan Stanley and Co., an investment bank.

        ANDREW J. MOLEY. Mr. Moley has served as a director since November 1995. Mr. Moley also served as Chief Financial Officer and Chief Operating Officer from October 1995 to August 1996 and currently serves as Executive Vice President and Chief Financial Officer of the Company. From 1993 to 1994, Mr. Moley served as Chief Financial Officer of Silicon Valley Technology, an electronics manufacturing services firm. From 1991 to 1993, Mr. Moley worked as a strategic consultant with Mercer Management Consulting and from 1986 to 1989, as the Chief Financial Officer of the Jim Waters Corp., a wholesale building supplies company.

        IRA CORON. Mr. Coron has served as a director since September 1996. Since March 1994, Mr. Coron has served as Chairman of the Board and Chief Executive Officer of California Amplifier, Inc., a communications equipment manufacturing company. From 1989 to 1994, Mr. Coron was a independent management consultant to several companies and venture capital firms. Mr. Coron retired from TRW, Inc. after serving in numerous senior management positions from June 1967 to July 1989, including Vice President and General Manager of TRW's Electronic Components Group. He is also a director of a private company and serves on the Board of Directors of the Wireless Cable Association.

        FREDERICK W. GIBBS. Mr. Gibbs has served as a director since September 1993. Mr. Gibbs is an attorney and partner with Gibbs and Gregory, Attorneys at Law. From 1986 to 1988, Mr. Gibbs served as a consultant with ITT. In 1988, Mr. Gibbs founded Mulberry Hill Enterprises, a consulting firm which specializes in telecommunications and electronics, business acquisition analysis and international business. From 1980 to 1986, Mr. Gibbs served as Executive Vice President of ITT and Senior Group Executive of Telecommunications and Electronics, a division of ITT. From 1965 to 1980, Mr. Gibbs served in various management positions with ITT.

        CHARLES HOLLOWAY. Professor Holloway has served as a director since August 1996. Professor Holloway has been affiliated with Stanford University since 1968. Professor Holloway is the holder of the Kleiner, Perkins, Caufield & Byers Professorship in Management at the Stanford University Graduate School of Business. Professor Holloway serves as a board member and a consultant with a range of technology firms, and has authored numerous books and articles on the subjects of manufacturing and management.

        KARL CHANG. Mr. Chang joined the Company as Vice President and President - California Operations in January 1993 when the Company acquired Topaz Industries, Inc. Mr. Chang served as President of Topaz Industries, Inc. beginning in 1990. Prior to 1990, Mr. Chang held various manufacturing and engineering positions with Vantronic Corporation, Sun Microsystems, Solectron Corporation, Hewlett-Packard Company and AT&T.

        LANNY N. LAMBERT. Mr. Lambert has been Vice President of the Company since July 1990 and Secretary since June 1993. Mr. Lambert also served as Chief Financial Officer from July 1990 to October 1995. Mr. Lambert joined ITT in 1983 and held various positions in the financial department in the Corinth facility, including Manager of Financial Analysis and Plant Controller. Mr. Lambert was elected Vice President, Finance and Administration and Chief Financial Officer of Corinth Telecommunication Corp., a subsidiary of Alcatel n.v., in 1989. Mr. Lambert also served as Vice President and Chief Financial Officer of Cortelco until August 1993.

        JACK O'REAR.   Mr. O'Rear has been Chief Operating Officer of the
Company since August 1996 and Vice President since August 1994.   Mr. O'Rear
became President of the Mississippi Operations in November 1994. From 1989 until joining the Company, Mr. O'Rear served as Vice President of North American Operations for AVEX Electronics, an electronics manufacturing services company.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Report of the Compensation Committee

        The Compensation Committee is responsible for the design and implementation of salary and incentive programs for executive officers and other key executives. The Company's compensation objectives are to support the Company's financial objectives and performance goals, provide compensation that will attract and retain superior management and reward performance.

        Rapid market and product diversification have caused the Company to rely on hiring senior executives from outside the corporate organization, rather than growing or training managers from within. In general, the executive salary structure is based significantly on local economic considerations for each market in which management level personnel are retained. The Company makes it a practice to recruit the best possible talent available to fill given positions.

        Salaries and bonuses are negotiated on an individual basis, and generally the executive compensation includes a base salary coupled with bonus compensation. Bonus compensation takes into consideration not only revenues, but also profitability. Additionally, the Company has adopted a stock option plan for executives and the Board believes that equity participation should play a significant role in compensation structure and has made it a practice to provide its key executives with the opportunity to acquire stock of the Company. Further, executive performance is reviewed on an annual basis with each executive.

        The compensation of the Chief Executive Officer is based upon recommendation of the Compensation Committee based upon a determination of whether the Company has achieved its overall corporate performance. In particular, the Compensation Committee would consider corporate performance factors including operating profit/loss, excluding non-recurring charges, the Companys performance relative to peer companies and the ability of the Company to achieve its business objectives. Base salary is determined by comparing base salaries paid to other executive officers employed by companies in the industry with the intent of maintaining the competitiveness of the Company in retaining its Chief Executive Officer.

                                          COMPENSATION COMMITTEE:
                                          David S. Lee
                                          Frederick W. Gibbs

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Neither Mr. David S. Lee nor Mr. Frederick W. Gibbs, the members of the Company's Compensation Committee during fiscal 1996, is an executive officer of any entity for which any executive officer of the Company serves as a director or a member of the compensation committee. See Certain Relationships and Related Transactions.

                 INFORMATION REGARDING MEETINGS OF DIRECTORS

        During the last fiscal year, the Board of Directors held a total of four meetings. No director attended fewer than 75% of the meetings of the Board of Directors or committees of the Board of Directors held during fiscal 1996 during the period in which such directors were members of the Board of Directors. Directors not otherwise employed by the Company received $1,000 per quarter and $500 for each meeting attended. The Company also reimbursed such directors for the expenses incurred in attending meetings.

        The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions. Members of the Compensation Committee during fiscal 1996 were Messrs. Lee and Gibbs. The Compensation Committee is primarily responsible for reviewing and administering the Company's employee benefit plans. The Compensation Committee held one meeting during fiscal 1996. During fiscal 1996, the Audit Committee consisted of Messrs.

Fowble and Gibbs. The Audit Committee is primarily responsible for engaging the Company's independent auditors and reviewing audit fees, supervising matters relating to audit functions, reviewing audit results with the auditors, and reviewing the scope and results of the Company's internal auditing procedures and the adequacy of the internal accounting controls.

                            EXECUTIVE COMPENSATION

        The following table shows the aggregate cash compensation paid during the three years ended July 31, 1996 to the Chief Executive Officer and the Named Executive Officers of the Company, who each received cash compensation in excess of $100,000 in fiscal 1996.


                                          Summary Compensation Table
                                          --------------------------
                                                                                           Long Term
                                                    Annual Compensation                    Compensation
                                      -----------------------------------------------      ------------
                                                                      Other Annual
Name and Position             Year    Salary ($)        Bonus ($)     Compensation($)      Options (#)
-----------------             ----    ----------        ---------     ---------------      -----------
Matthew G. Landa              1996    $125,693(1)          -0-           $20,000(2)          150,000
President and Chief
Executive Officer

Andrew J. Moley               1996    $125,693(3)          -0-           $20,000(4)          150,000
Executive Vice President
and Chief Financial Officer

Jack O'Rear                   1996    $175,011             -0-           $  5,604(5)           5,000
Vice President and            1995    $164,904(6)          -0-           $  3,736(5)          40,000
Chief Operating Officer
President - MS Operations

Karl Chang                    1996    $107,000             -0-              -0-                5,000
Vice President, President-    1995    $101,000             -0-              -0-               15,000
California Operations         1994    $ 96,000             -0-              -0-                 -0-

Lanny N. Lambert              1996    $101,192             -0-              -0-                1,500
Vice President                1995    $ 98,900             -0-              -0-                 -0-
and Secretary                 1994    $ 85,010             -0-              -0-                 -0-

_______________

(1) Mr. Landa joined the Company in October 1995.

(2) Includes consultant fees paid to Mr. Landa prior to his employment by the Company.

(3) Mr. Moley joined the Company in October 1995.

(4) Includes consultant fees paid to Mr. Moley prior to his employment by the Company.

(5) Includes automobile expense allowance for Mr. O'Rear.

(6) Mr. O'Rear joined the Company in August 1994

                                                   Option Grants in Fiscal 1996
                                                   ----------------------------
                                    Percent of total
                                    options granted to      Exercise or                        Potential realizable value at
                   Options          employees in fiscal     base                               assumed annual rate of stock
Name               Granted (#)             year             price ($/sh)    Expiration date    price appreciation for option term
----               -----------      -------------------     ------------    ---------------    ----------------------------------
                                                                                               5% ($)               10% ($)
                                                                                               ------               -------
Matthew Landa        125,000               36%                 3.72            10/16/05        $292,450             $741,063
                      25,000                7                  3.25            10/13/98        $ 12,808               26,895

Andrew Moley         125,000               36                  3.72            10/16/05        $292,450             $741,063
                      25,000                7                  3.25            10/13/98        $ 12,808               26,895

Jack O'Rear            5,000                1                  4.00            02/03/06        $ 12,578             $ 31,875

Karl Chang             5,000                1                  4.00            02/03/06        $ 12,578             $ 31,875

Lanny N. Lambert       1,500                *                  4.00            02/03/06        $  3,773             $  9,562

_______________

* Less than 1%

                                                    Year End Option Values(1)
                                                    -------------------------


                                                        Number of Unexercised Options     Value of Unexercised In-The-Money
                Shares acquired         Value           at Year End                       Options at Year End ($)
Name            on exercise (#)         realized ($)    Exercisable/Unexercisable         Exercisable/Unexercisable
----            ---------------         ------------    -----------------------------     ---------------------------------
Matthew Landa        -0-                    $-0-              56,250 / 93,750                  $132,969 / $202,031

Andrew Moley         -0-                    $-0-              56,250 / 93,750                  $132,969 / $202,031

Jack O'Rear          -0-                    $-0-              19,792 / 25,208                  $ 56,277 / $ 68,098

Karl Chang           -0-                    $-0-              43,806 / 19,861                  $ 12,853 / $ 39,647

Lanny Lambert        -0-                    $-0-              12,688 / 1,312                   $    353 / $  2,460

________________

Market values of the underlying securities at July 31, 1996, $5.875 per share, minus exercise price of the unexercised options.

Performance Graph

        The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the five-year period beginning July 31, 1991 and ending July 31, 1996 for the Company, The Nasdaq Stock Market (U.S. companies) Index (the "Nasdaq Index") and a peer group index (the "Peer Group Index"), which is described in the legend to the graph. The Peer Group consists of the following companies: Benchmark Electronics, Inc., Comptronix Corp., Dovatron International, Inc., Electronic Fab Technology Corp., Flextronics International Ltd., Group Technologies Corp., I E C Electronics Corp., Jabil Circuit, Inc., Plexus Corp., SCI Systems, Inc., Sanmina Corp. and Solectron Corp. The graph assumes that $100 was invested in the Companys Common Stock, in the Nasdaq Index and in the Peer Group Index on December 9, 1993 (the date of the closing of the Companys initial public offering). Note that historic stock price performance is not necessarily indicative of future stock price performance.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has had numerous transactions with its former affiliate and largest customer, Cortelco Systems Holding Corp. ("Cortelco"), including the transfer of certain assets and related liabilities associated with the telephone business to Cortelco in exchange for 1,000,000 shares of Preferred Stock of Cortelco in August 1993, the execution of an agreement to provide certain products and related support services to customers of Cortelco and a working capital loan which was paid in full in August 1993. In addition, Mr. Lee, a director of the Company, is also a director of Cortelco. Mr. Lee is the largest stockholder of each of the Company and Cortelco.

        The Company, through its wholly-owned subsidiary, CMC Mississippi, Inc., has entered into a four-year manufacturing services agreement with Cortelco. Under the agreement, Cortelco is required to provide the Company with a rolling 12-month forecast and a three-month rolling purchase order each month. Products are sold to Cortelco at a price equal to the Company's standard manufacturing cost plus 8% for telephone products and cost plus 10% for telecommunications systems products. At the option of the parties, this agreement may be renegotiated annually. At the expiration of the initial term of the agreement, Cortelco has the option to renew for five additional periods of one year each. Either party may terminate the agreement at any time on 90 days' prior written notice or, in the event of any default by the other party (which is not cured in a timely manner), immediately upon written notice.

        David S. Lee is President, Chairman of the Board and has an ownership interest in Data Technology Corporation, a company which purchased goods from the Company totaling $1,731,000 at a cost of $1,697,000 during fiscal 1996. As of July 31, 1996, the Company had accounts receivable of $491,000 from this customer.

        The Company has, and expects to have, transactions in the ordinary course of its business with directors and officers of the Company and their affiliates, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.

                PROPOSAL 2. ADOPTION AND APPROVAL OF THE 1996
                         EMPLOYEE STOCK PURCHASE PLAN

        In September 1996, the Board of Directors of the Company approved the adoption of the Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") and reserved a total of 250,000 shares, which number shall be increased annually on the first day of each of the Company's fiscal years during the term of the Purchase Plan in an amount equal to the lesser of (i) 3.5% of the total issued and outstanding shares of Common Stock calculated as of the last day of the immediately preceding Company fiscal year, or (ii) 233,197 shares, for issuance thereunder.

        At the Annual Meeting, the shareholders are being asked to approve the Purchase Plan.

VOTE REQUIRED

        The affirmative vote of a majority of the Votes Cast will be required to approve the adoption of the Purchase Plan.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE PURCHASE PLAN.

        The essential features of the Purchase Plan are outlined below.

        General. The Purchase Plan is intended to allow employees of the Company and designated subsidiaries to purchase Company Common Stock on a tax-favored basis at regular intervals by means of wage deferrals. A total of 250,000 shares of Company Common Stock, increased annually on the first day of each of the Company's fiscal years during the term of the Employee Stock Purchase Plan in an amount equal to the lesser of (i) 3.5% of the total issued and outstanding shares of Common Stock calculated as of the last day of the immediately preceding Company fiscal year, or (ii) 233,197 shares has been reserved for issuance under the Purchase Plan.

        Administration.  The Purchase Plan, which is intended to qualify under
Section 423 of the Code, will be administered by the Board of Directors or its Compensation Committee (the "Administrator"). All questions of interpretation or application of the Purchase Plan are determined by the Administrator, and its decisions are final, conclusive and binding upon all participants.

        Eligibility and Participation. Company employees are eligible to participate in the Purchase Plan if they are customarily employed for at least 20 hours per week and more than five months per year. Moreover, the Board may designate that such employees of its subsidiaries are eligible to participate in the Purchase Plan. However, no employee who owns five percent or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries is eligible to participate. Eligible employees become participants in the Purchase Plan by filing with the payroll office of the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date. The Company anticipates that approximately 1,025 employees will be eligible to participate in the first offering period under the Purchase Plan. The benefits or amounts that will be received under the Purchase Plan are not determinable.

        Offering Periods. The Purchase Plan will be implemented by consecutive and overlapping 24-month offering periods ("Offering Periods"), each divided into four six-month exercise periods. Shares are purchased on the last day of each six-month exercise period (the "Exercise Date"). A new Offering Period commences every six months, generally on the first business day on or after March 1 and September 1 of each year. The first Offering Period will commence on December 1, 1996, will last for 27 months, ending on the last business day in the period ending February 28, 1999, and will have five exercise periods. The first exercise period will be three months long, ending on the last business day in the period ending on February 28, 1997. The Administrator may change the commencement date and duration of Offering Periods without obtaining shareholder approval.

        Purchase Price. The purchase price per share at which shares are sold under the Purchase Plan is 85% of the lower of the fair market value of the Company Common Stock (a) on the date of commencement of the Offering Period or
(b) on the applicable Exercise Date within such Offering Period. The applicable "Exercise Date" is the last day of the particular six-month exercise period within the Offering Period. The fair market value of the Company Common Stock on a given date is based on the last reported sales price on the Nasdaq National Market.

        Automatic Transfer to Lower Price Offering Period. In the event that the fair market value of the Company Common Stock on the last day of any exercise period is less than on the first day of that Offering Period, all employees participating in such Offering Period will be enrolled in the new Offering Period commencing on the following business day.

        Adjustment on Changes in Capitalization. In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Company Common Stock without receipt of consideration by the Company, appropriate adjustments will be made by the Board of Directors in the shares subject to purchase under the Purchase Plan and in the purchase price per share. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to such dissolution or liquidation, unless the Board provides otherwise. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, any exercise periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger.

        Non-Assignability. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

        Amendment and Termination of the Plan. The Board of Directors may at any time and for any reason terminate or amend the Purchase Plan. Except upon a change in capitalization, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Purchase Plan is in the best interests of the Company and its shareholders. Except upon a change in capitalization, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

TAX INFORMATION

        The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

        The foregoing is only a summary of the effect of federal income taxation upon the recipient and the Company with respect to the Purchase Plan, does not purport to be complete, and does not discuss the tax consequences of the participant's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

          PROPOSAL 3. RATIFICATION AND APPROVAL OF AMENDMENTS TO THE
                          1990 EQUITY INCENTIVE PLAN

        The 1990 Equity Incentive Plan (the "Plan") was originally adopted by the Board of Directors of the Company on August 30, 1990 under which a total of 624,479 shares of Company Common Stock was reserved for issuance. By subsequent amendments to the Plan, the shares reserved have been increased to 1,224,479 shares. As of September 30, 1996, options or rights covering 1,117,472 shares of Company Common Stock have been granted pursuant to the Plan.

PROPOSED AMENDMENTS TO THE EQUITY INCENTIVE PLAN

        The Board of Directors of the Company has proposed amendments to the Company's 1990 Equity Incentive Plan (i) to increase the number of shares reserved for issuance thereunder, effective as of the first day of each of the Company's fiscal years during the remaining term of the Plan, by 5% of the Company Common Stock outstanding on the last day of the immediately preceding fiscal year, (ii) to limit the number of shares issuable under the Plan to any participant in any fiscal year of the Company to help qualify such awards as "performance-based compensation" under Internal Revenue Code Section 162(m), and (iii) to make various minor amendments to update and improve the Plan.

VOTE REQUIRED

        The affirmative vote of a majority of the Votes Cast will be required to approve the amendments to the Plan.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE PLAN.

        The essential features of the Plan, as amended hereby, are outlined below.

        Purpose. The purpose of the Plan is to provide a means by which selected key employees, directors and consultants of the Company may be given an opportunity to benefit from increases in value of the stock of the Company. It is intended that this purpose will be effected through the granting of (a) incentive stock options, (b) nonstatutory stock options, (c) stock bonuses and
(d) purchases of restricted stock.

        Eligibility. Employees, directors and consultants of the Company and its subsidiaries are eligible to receive awards under the Plan. Incentive stock options may be granted only to employees of the Company or any parent or subsidiary of the Company. The Company anticipates that approximately 1,030 employees, consultants and directors will be eligible to participate in the Plan.

         Administration. The Plan shall be administered by the Board or a committee appointed by the Board (the "Administrator"). The Administrator determines which of the persons eligible under the Plan shall be granted awards, when and how such awards shall be granted, whether an award will be an incentive stock option, a nonstatutory stock option, a stock bonus, a purchase of restricted stock, or a combination of the foregoing and the provisions of each award granted. To the extent that the Board determines it to be desirable to qualify options granted under the Plan as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered solely by a Committee of two or more "outside directors" within the meaning of Section 162(m). To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Rule 16b-3.

        Reserved Shares. The total number of shares of Common Stock reserved and available for distribution under the Plan will be equal to 1,224,479 shares of the Company's Common Stock, increased annually on the first day of each of the Company's fiscal years during the term of the Plan (beginning in 1997) in an amount equal to 5% of the Company's Common Stock issued and outstanding at the close of business on the last day of the immediately preceding fiscal year (the "Annual Replenishment"), with only the initial 1,224,479 shares and subsequent annual increases in an amount equal to the lesser of (i) 1,224,479 shares, or (ii) the number of shares subject to the Annual Replenishment to be available for issuance as incentive stock options, and with any amounts in excess of such amount to be available for issuance as nonstatutory stock options or as other awards hereunder. If any award granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not issued or forfeited under such award shall again become available for the Plan.

        Stock Options. The Plan permits the granting of non-transferable stock options that either qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options" or "ISOs") or do not so qualify ("Nonstatutory Stock Options" or "NSOs").

        The term of each option will be fixed by the administrators but may not exceed ten years from the date of grant in the case of ISOs, or five years from the date of grant in the case of ISOs granted to the owner of Common Stock possessing, on the date of such grant, more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary.

        Option Price. The option exercise price for each share covered by an ISO will not be less than 100% of the fair market value of a share of Common Stock on the date of grant of such option. In the case of ISOs granted to the owner of Common Stock possessing, on the date of such grant, more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the option exercise price for each share covered by such option will not be less than 110% of the fair market value of a share of Common Stock on the date of grant. The option exercise price for each share covered by an NSO will not be less than 85% of the fair market value of a share of Common Stock on the date of grant of such option.

        Consideration. The consideration to be paid for shares issued upon exercise of options granted under the Plan, including the method of payment may consist entirely of (1) cash, and, at the discretion of the Administrator, (2) other shares of Common Stock which, in the case of shares acquired from the Company, have been owned for at least six months, (3) according to a deferred payment, or (4) such other consideration and methods as are permitted by applicable laws.

        Miscellaneous Provisions. Under the Plan, in the event of an optionee's termination of employment, consulting or director relationship for any reason other than death or total and permanent disability, an option may thereafter be exercised, to the extent it was exercisable at the date of such termination, for up to three months (or such lesser period as is set forth in the option agreement), but only to the extent that the term of the option has not expired. However, if an optionee's employment, consulting or director relationship is terminated as a result of the optionee's permanent and total disability, the option may (if set forth in the option agreement) be exercisable for up to one year following such termination, but only to the extent it was exercisable at the date of termination and to the extent that the term of the option has not expired. If an optionee dies while providing services to the Company, or within three months of the termination of his or her employment, consulting or director relationship, the option may (if set forth in the option agreement) be exercisable by the optionee's estate or successor for eighteen months following death, but only to the extent it was exercisable at the date of death and to the extent that the term of the option has not expired.

        Restricted Stock. The Plan permits the Administrator to offer rights to purchase Common Stock of the Company. The offer shall be accepted by execution of a restricted stock purchase agreement between the Company and the offeree. The purchase price under each stock purchase agreement shall be not less than eighty-five percent (85%) of the fair market value of the stock on the date the right is granted by the Administrator. The purchase price may be paid in similar consideration to that allowed for exercising stock options granted under the Plan.

        Unless the Plan Administrators determine otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment, consulting or director relationship with the Company.

        Stock Bonus Awards. The Plan also permits the granting of stock bonus awards. Such awards shall be granted for no cash consideration.

        Stock Bonus Awards will be payable in Common Stock (including restricted stock).

        Merger or Other Consolidation. In the event of (1) a merger of consolidation in which the Company is not the surviving corporation, or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, then: (i) any surviving corporation shall assume or substitute for any stock awards outstanding under the Plan, or (ii) such stock awards shall continue in full force and effect.
In the event any surviving corporation refuses to assume or substitute such stock awards, then the vesting of such stock awards shall be fully accelerated and the stock awards terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the company, any options outstanding under the Plan shall terminate if not exercised prior to such event.

        Adjustment Upon Changes in Capitalization. If any change is made in the stock subject to the Plan, or subject to any stock award granted under the Plan through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise, the Plan and outstanding stock awards will be appropriately adjusted.

        Amendment and Termination.   The Board at any time may amend the Plan.
However, no amendment which will increase the number of shares reserved for issuance under the Plan shall be effective unless approved by the shareholders of the Company within twelve (12) months.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        Incentive Stock Options. No taxable income is recognized by the optionee upon grant or exercise of an Incentive Stock Option except pursuant to the alternative minimum tax. If Common Stock is issued to an optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (a) upon sale of such shares, any amount realized in excess of the option exercise price will be treated as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes.

        If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of before the expiration of either holding period described above, generally (a) the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and (b) the Company is entitled to a tax deduction in the same amount. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company. Different rules may apply if shares are purchased by an optionee who is also an officer, director or more than 10% stockholder.

        Nonstatutory Stock Options. Except as noted below, with respect to Nonstatutory Stock Options, (a) no income is recognized by the optionee at the time the option is granted; (b) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (c) at disposition, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee, any income recognized upon exercise of a Nonstatutory Stock Option will constitute wages for which withholding will be required. However, different rules may apply if shares are purchased by an optionee who is also an officer, director or more than 10% stockholder.

        Stock Bonus Awards. A recipient who receives fully vested shares of Common Stock pursuant to a Stock Bonus Award will generally recognize ordinary income in the year of receipt equal the fair market value of the stock on the date of grant. If the recipient receives restricted stock pursuant to a Stock Bonus Award, the recipient will recognize ordinary income equal to the fair market value of the stock at the time or times the restrictions lapse (unless a Code Section 83(b) election is timely filed at the time of grant). Different rules may apply if shares are awarded to a participant who is also an officer, director or more than 10% stockholder.

        If the recipient is an employee, any amount included in income will be subject to withholding by the Company. As a general rule, the Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes ordinary income with respect to the stock bonus award.

        Restricted Stock. Stock issued upon exercise of a stock purchase right is usually subject to the Company's right to repurchase such stock upon the purchaser's termination of employment, consulting or director relationship with the Company, which right lapses progressively over time. As a result, at the time of purchase, this restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. Accordingly, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the date or dates when the stock ceases to be subject to substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock (i.e., as it "vests"). At such times, the purchaser will recognize the ordinary income measured as the difference between the purchase price and the fair market value of the stock on the vesting date. The ordinary income recognized by a purchaser who is an employee will be treated as wages and will be subject to tax withholding by the Company. Generally, the Company will be entitled to a tax deduction in the amount and at the time the purchaser recognizes ordinary income.

        Notwithstanding the foregoing, a purchaser may accelerate the date of his or her recognition of ordinary income, and the beginning of any capital gain holding period, by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, would be equal to the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period would commence on the purchase date.

        Different rules may apply if shares are purchased by a participant who is also an officer, director or more than 10% stockholder.

        The foregoing is only a summary of the effect of federal income taxation upon the recipient and the Company with respect to the Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

               PROPOSAL 4.  RATIFICATION OF APPOINTMENT OF THE
                     INDEPENDENT ACCOUNTANTS AND AUDITORS

        The Board of Directors has appointed Price Waterhouse LLP, independent accountants and auditors, to audit the consolidated financial statements of the Company for the fiscal year ending July 31, 1997 and recommends that the shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its
selection.   Price Waterhouse LLP served as independent accountants and auditors of the Company for the fiscal year ended July 31, 1996 and each year since its inception. Representatives of the firm will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting is required to authorize the foregoing proposal.

        THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS AND AUDITORS FOR THE FISCAL YEAR ENDING JULY 31, 1997.

              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        The federal securities laws require the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company. To the Company's knowledge and based solely on the review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended July 31, 1996, all of the Company's officers and directors made all required filings.

                                OTHER MATTERS

        The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

        It is important that your stock be represented at the Annual Meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.

        UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY, WITHOUT CHARGE, WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JULY 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO LANNY N. LAMBERT, VICE PRESIDENT AND SECRETARY, CMC INDUSTRIES, INC., 1801 FULTON DRIVE, CORINTH, MISSISSIPPI 38834.


                                            BY ORDER OF THE BOARD OF DIRECTORS,



Corinth, Mississippi                        Lanny N. Lambert
October 18, 1996                            Secretary

CMC INDUSTRIES, INC.
1990 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED AS OF THE DATE OF THE 1996 ANNUAL SHAREHOLDERS MEETING

        1.      Purpose.

                (a) The purpose of this Second Amended and Restated 1990 Equity Incentive Plan (the "Plan") is to provide a means by which selected key employees, directors and consultants of CMC Industries, Inc. (f/k/a/ Cortelco Holdings, Inc. and f/k/a International Telecommunication Corp.) may be given an opportunity to benefit from increases in value of the stock of the Company. It is intended that this purpose will be effected through the granting of (a) incentive stock options, (b) nonstatutory stock options, (c) stock bonuses, and
(d) purchases of restricted stock. The Plan was originally adopted by the Board of Directors of the Company on August 30, 1990, and the First Amended and Restated Plan was adopted by the Board as of June 1, 1992. The Second Amended and Restated Plan was adopted by the Board as of October 2, 1993. The Second Amended and Restated Plan was adopted to reflect certain changes in the Company's name, capitalization and corporate structure and to reflect the public offering of shares of the Company's common stock. The Plan was amended and restated a third time effective as of the date of obtaining shareholder approval of the Plan amendments in 1996.

                (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

                (c) The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as consultants or directors to the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

                (d) The Company intends that rights granted under the Plan ("Stock Awards") shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), be either (i) stock options granted pursuant to paragraph 5 hereof, including incentive stock options as that term is used in Section 422 of the Code ("Incentive Stock Options"), or options which do not qualify as incentive stock options ("Supplemental Stock Options") or (ii) stock bonuses or purchases of restricted stock granted pursuant to paragraph 6 hereof.

        2.      Administration.

                (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

                (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                        (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Supplemental Stock Option, a stock bonus, a purchase of restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to purchase or receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

                        (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                        (iii)   To amend the Plan as provided in paragraph 11.

                        (iv) Generally, to exercise such acts as the Board deems necessary or expedient to promote the best interests of the Company.

                (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"). To the extent that the Board determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered solely by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

        3.      Shares Subject to the Plan.

                (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards granted under the Plan shall not exceed in the aggregate One Million Two Hundred Twenty-Four Thousand Four Hundred Seventy- Nine (1,224,479) shares of the Company's common stock, increased annually on the first day of each of the Company's fiscal years during the term of the Plan (and subsequent to the 1996 amendment and restatement of the Plan) in an amount equal to 5% of the Company's common stock issued and outstanding at the close of business on the last day of the immediately preceding fiscal year (the "Annual Replenishment"), with only the initial 1,224,479 shares and subsequent annual increases in an amount equal to the lesser of (i) 1,224,479 shares, or (ii) the number of shares subject to the Annual Replenishment to be available for issuance as Incentive Stock Options, with any amounts in excess of such amount to be available for issuance as Supplemental Stock Options or as other awards hereunder. If any option or right granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not issued under such option or right shall again become available for the Plan.

                (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

        4.      Eligibility.

                (a) Incentive Stock Options may be granted only to employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee (including an officer) of the Company or any Affiliate. Stock Awards other than Incentive Stock Options may be granted only to directors, officers or employees of or consultants to the Company or its Affiliates.

                (b) No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or if deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the term of the option does not exceed five (5) years from the date of grant.

                (c) The following limitations shall apply to grants of awards hereunder:

                        (i) No person shall be granted, in any fiscal year of the Company, options or other rights to acquire more than 250,000 Shares.

                        (ii) However, in connection with his or her initial service, a person may be granted options or other rights to acquire up to an additional 250,000 Shares which shall not count against the limit set forth in subsection (i) above.

                        (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 10.

                        (iv) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 10), the canceled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

        5. Terms of Stock Options. Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. All options shall be separately designated Incentive Stock Options or Supplemental Stock Options at the time of grant, and in such form as issued pursuant to this paragraph 5. An option designated as a Supplemental Stock option shall not be treated as an incentive stock option. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

                (a)     The term of any option shall not be greater than ten
(10) years from the date it was granted.

                (b) The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. The exercise price of each Supplemental Stock Option shall be not less than eighty-five percent (85%) of the fair market value of the stock subject to the option on the date the option is granted.

                (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the option, (A) by delivery to the Company of other common stock of the Company which, in the case of common stock acquired from the Company, has been owned by the optionee for more than six months on the date of exercise, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company which, in the case of common stock acquired from the Company, has been owned by the optionee for more than six months on the date of exercise) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee.

                (d) Unless otherwise expressly stated in the option, an option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

                (e) The total number of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

                (f) An option shall terminate three (3) months after termination of the optionee's employment or relationship as a director of or consultant to the company or an Affiliate, unless

(i) such termination is due to such person's permanent and total disability, within the meaning of Section 422(c)(6) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a director or consultant; or (ii) the optionee dies while in the employ of or while serving as a director of or consultant to the Company or an Affiliate, or within not more than three (3) months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option passes by will or by the laws of descent and distribution; or (iii) the option by its terms specifies either (a) that it shall terminate sooner than three (3) months after termination of the optionee's employment or relationship as a director or consultant, or (b) that it may be exercised more than three (3) months after termination of the relationship with the Company or an Affiliate. This subparagraph 5(f) shall not be construed to extend the term of any option or to permit anyone to exercise the option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a consultant or director.

                (g) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a director or consultant to the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

        6. Terms of Stock Bonuses and Purchase of Restricted Stock. Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

                (a) The purchase price under each stock purchase agreement shall be not less than eighty-five percent (85%) of the fair market value of the stock on the date the stock purchase agreement is authorized by the Board of the Committee. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the company or for its benefit.

                (b) No rights under a stock bonus or restricted stock purchase agreement shall be assignable by any participant under the Plan, either voluntarily or by operation of law, except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

                (c) The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either (i) in cash at the time of purchase, or (ii) at the discretion of the Board or a Committee to which administration of the Plan has been delegated, (A) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company which, in the case of common stock acquired from the Company, has been owned by the optionee for more than six months on the date of purchase) with the person to whom the stock is sold, or (B) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

                (d) Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

                (e) In the event a person ceases to be an employee of or ceases to serve as a director of or consultant to the Company or an Affiliate, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

        7.      Covenants of the Company.

                (a) During the terms of any Stock Awards granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

                (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon grant or exercise of Stock Awards under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act"), either the Plan, any Stock Award granted under the Plan or any stock issued or issuable pursuant to any such Stock Awards. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

        8. Use of Proceeds From Stock. Proceeds from the sale of stock pursuant to Stock Awards granted under the Plan shall constitute general funds of the Company.

        9.      Miscellaneous.

                (a) The Board or the Committee shall have the power to accelerate the time during which a Stock Award may be exercised or the time during which any option or stock acquired pursuant to a Stock Award will vest, notwithstanding the provisions in the Stock Award stating the time during which it may be exercised or the time during which stock acquired pursuant thereto will vest.

                (b) Neither a recipient of a Stock Award nor any person to whom a Stock Award is transferred under subparagraphs 5(d) and 6(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms and is thereby entitled to receive shares of stock.

                (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any recipient any right to continue in the employ of the Company or any Affiliate to terminate the employment or consulting relationship ro directorship of any eligible employee or recipient with or without cause. In the event that a Stock Award recipient is permitted or otherwise entitled to take a leave of absence will be treated as a termination of employment for purposes of his or her Stock Award, and (ii) suspend or otherwise delay the time or times at which the shares subject to the Stock Award would otherwise vest.

                (d) To the extent provided by the terms of any Stock Award, the recipient may satisfy any federal, state or local tax withholding obligation relating to the exercise or receipt of such Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the participant as a result of the exercise of receipt of the Stock Award cash or a number of shares having a fair market value less than or equal to the amount of the withholding tax obligation; or
(3) delivering to the Company owned and unencumbered shares of the common stock having a fair market value less than or equal to the amount of the withholding tax obligation.

                (e) In connection with each Stock Award made pursuant to the Plan, the Company may require as a condition precedent to its obligation to issue or transfer shares to an eligible participant, or to evidence the removal of any restrictions on transfers or lapse of any repurchase right, that such participant make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

                (f) The Company may, as a condition of transferring any stock pursuant to the Plan, require any person who is to acquire such stock (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the stock; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if
(i) the issuance of the shares has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

        10.     Adjustments Upon Changes in Stock.

                (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards.

                (b) In the event of: (1) a merger of consolidation in which the Company is not the surviving corporation, or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar rights for those outstanding under the Plan, or
(ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Stock Awards, or to substitute similar Stock Awards for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as employees or as consultants or directors for the Company, as the case may be, the time during which such Stock Awards shall vest shall be accelerated and the Stock Awards terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the company, any options outstanding under the Plan shall terminate if not exercised prior to such event.

        11.     Amendment of the Plan.

                (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will increase the number of shares reserved for issuance under the Plan.

                (b) With a view to making available the benefits provided by Section 422 of the Code and/or Rule 16b-3 promulgated under the Exchange Act, if deemed desirable by the Board, the Board in its discretion shall determine at the time of each amendment of the Plan whether or not to submit such amendment to the shareholders of the Company for approval.

                (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or incentive stock options granted under it into compliance therewith.

                (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

        12.     Termination or Suspension of the Plan.

                (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

                (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

        13. Effective Date of Plan. The Amended and Restate Plan shall become effective as determined by the Board.

                            CMC INDUSTRIES, INC.

                      1996 EMPLOYEE STOCK PURCHASE PLAN


        The following constitute the provisions of the 1996 Employee Stock Purchase Plan of CMC Industries, Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.      Definitions.

     (a)      "Board" shall mean the Board of Directors of the Company.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c)      "Common Stock" shall mean the Common Stock of the Company.

     (d) "Company" shall mean CMC Industries, Inc. and any Designated Subsidiary of the Company.

     (e) "Compensation" shall mean all base straight time gross earnings and commissions, overtime, shift premiums, bonuses and other cash compensation but shall not include income recognized pursuant to stock options or Shares purchased hereunder or to imputed fringe benefit income.

     (f) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     (g) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company.

        Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

     (h)            "Enrollment Date" shall mean the first day of each Offering
        Period.

     (i)            "Exercise Date" shall mean the last day of each Purchase
        Period.

     (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

            (1)          If the Common Stock is listed on any established stock
               exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq
               SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

            (2)          If the Common Stock is regularly quoted by a recognized
               securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

            (3)          In the absence of an established market for the Common
               Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

     (k) "Offering Periods" shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after March 1 and September 1 of each year and terminating on the last Trading Day in the periods ending twenty-four months later; provided, however, that the first Offering Period shall be a period of twenty-seven months, commencing on the first Trading Day on or after December 1, 1996 and terminating on the last Trading Day in the period ending February 28, 1999. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

     (l)            "Plan" shall mean this Employee Stock Purchase Plan.


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

      (m) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

      (n) "Purchase Period" shall mean the approximately six month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date; provided, however, that the first Purchase Period under the first Offering Period under this Plan shall commence on the first Trading Day on or after December 1, 1996 and shall end on the last Trading Day in the period ending February 28, 1997 and the second Purchase Period shall commence on the first Trading Day on or after March 1, 1997 and end on the Exercise Date on the last Trading Day in the Period ending August 31, 1997.

      (o) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

      (p) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

      (q) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3.    Eligibility.

      (r) Any Employee (as defined in Section 2(g)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

      (s) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan
         (i) to the extent that, immediately after the grant, such Employee
         (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time

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

         such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after March 1 and September 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof; provided, however, that the first Offering Period shall be a period of twenty-seven months, commencing on the first Trading Day on or after December 1, 1996 and terminating on the last Trading Day in the period ending February 28, 1999. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least two (2) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.       Participation.

      (t) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

      (u) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.       Payroll Deductions.

             (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period.

             (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

             (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period commencing after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

             (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, Section 3(b) or Section 7 hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

             (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, theCompany may, but shall not be obligated to, withhold from the participant's compensation the


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


amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period
   (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than thirty thousand (30,000) shares and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof and in Code Section 423(b)(8). Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option or shall cause an appropriate entry to be made in participant's brokerage account reflecting the shares purchased.


10.   Withdrawal; Termination of Employment.

   (v) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shallnot resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

   (w) Upon a participant's ceasing to be an Employee (as defined in Section 2(g) hereof), for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under
      Section 14 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

12.   Stock.

   (x) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be two hundred and fifty thousand (250,000) shares, increased annually on the first day of each of the Company's fiscal years during the term of the Plan (beginning with August 1, 1997) in an amount equal to the lesser of
      (i) 3.5% of the total issued and outstanding shares of Common Stock calculated as of the last day of the immediately preceding Company fiscal year, or (ii) 3.5% of the total issued and outstanding shares of Common Stock calculated as of July 31, 1996. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

   (y) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

   (z) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

13.   Administration.

           (a) Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The
Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

14.   Designation of Beneficiary.

   (aa) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

   (ab) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

   (ac) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, the amount of the annual Plan share replenishment, the Purchase Period maximum share purchase limitation set forth in Section 7, as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issuedshares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

   (ad) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

   (ae) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

19.   Amendment or Termination.

   (af) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section
      18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with
      Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

   (ag) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/oraccounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form

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


   specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten
   (10) years unless sooner terminated under Section 19 hereof.

23. Automatic Transfer to Low Price Offering Period. If the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.


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


                                  EXHIBIT A

                            CMC INDUSTRIES, INC.

                      1996 EMPLOYEE STOCK PURCHASE PLAN

                           SUBSCRIPTION AGREEMENT



                         _____ Original ApplicationEnrollment Date: ___________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)


1. ______________________________ hereby elects to participate in the 1996
Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the 1996 Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 1 to 15%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only):_______________
_____________________.

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequateprovision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)_________________________________________________________
                             (First)         (Middle)          (Last)

_______________________________    __________________________________________
Relationship                       (Address)


                                   Employee's Social Security Number:

                                   __________________________________________


Employee's Address:                __________________________________________


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.


Dated:________________________     __________________________________________
                                   Signature of Employee


                                   __________________________________________
                                   Spouse's Signature (If beneficiary
                                   other than spouse)


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


                                  EXHIBIT B

                            CMC INDUSTRIES, INC.

                      1996 EMPLOYEE STOCK PURCHASE PLAN

                            NOTICE OF WITHDRAWAL



        The undersigned participant in the Offering Period of the CMC Industries, Inc. 1996 Employee Stock Purchase Plan which began on ____________, ____ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                             Name and Address of Participant:


                                             ________________________________


                                             ________________________________


                                             ________________________________



                                             Signature:


                                             ________________________________



                                             Date:___________________________

                                                                      APPENDIX A
                                    PROXY

                             CMC INDUSTRIES, INC
               4950 PATRICK HENRY DRIVE, SANTA CLARA, CA 95054

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of CMC Industries, Inc. (the "Company") appoints Lanny N. Lambert with full power of substitution and revocation as Proxy to vote all shares of stock standing in my name on the books of the Company at the close of business on October 8, 1996, which I would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held in the Company's offices at 1801 Fulton Drive, Corinth, Mississippi 38834, on November 15, 1996, at 10:00 A.M., local time, and at any and all postponements or adjournments, upon the matters which the undersigned would be entitled to vote, if then and there personally present, as set forth in the notice of said meeting. The Proxy is further authorized to vote in his discretion as to any other matters which may come before the meeting. The Board of Directors at the time of preparation of the Proxy Statement knows of no business to come before the meeting other than that referred to in Proxy Statement.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR EACH OF THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THIS PROXY.



     (1)        Election of two (2) Class III Directors

                / /     For all nominees listed below (except as indicated to the contrary below).

                / /     WITHHOLD AUTHORITY to vote for all nominees listed below.

                              David S. Lee
                              Charles Holloway

                        Instruction:  To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.

     ----------------------------------------------------------------------------------------------------------------------------

     (2)        To ratify, adopt and approve the Company's 1996 Employee Stock Purchase Plan.

                / /  For               / /  Against               / /  Abstain

     ----------------------------------------------------------------------------------------------------------------------------


     (3)        To ratify and approve amendments to the Company's 1990 Employee Incentive Plan.

                / /  For               / /  Against               / /  Abstain

     ----------------------------------------------------------------------------------------------------------------------------

     (4)        To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants and auditors for the
                Fiscal year ending July 31, 1997.

                / /  For               / /  Against               / /  Abstain

The undersigned hereby acknowledges receipt of notice of said meeting and the Proxy Statement.

Date:                , 1996                                                 Signed
     ----------------
                                                                            -------------------------------------------
Number of Shares:
                 ----------------                                           Signed

                                                                            -------------------------------------------
                                                                            Shareholder signs here exactly as shown on the label
                                                                            affixed hereto.  Administrator, Trustee, or Guardian,
                                                                            please give full title.  If more than one Trustee, all
                                                                            should sign.  All Joint Owners should sign.


Please indicate if you plan to attend the Shareholders' Meeting.
        Yes, I plan to attend the Shareholders' Meeting.
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        No, I do not plan to attend the Shareholders' Meeting.
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  PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.